UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 31, 2014
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2014, Darden Restaurants, Inc. (the “Company”) entered into Master Confirmations, dated as of July 31, 2014 (each, a “Master Confirmation”), with each of Goldman Sachs & Co. and Wells Fargo Bank, National Association (each, a “Dealer”) and Supplemental Confirmations to each Master Confirmation (together with the Master Confirmations, the “ASB Agreements”) relating to an accelerated stock buyback program (the “ASB Transactions”). Pursuant to the terms of the ASB Agreements, the Company will repurchase an aggregate of $500 million of its common stock from the Dealers.  A portion of the proceeds from the Company’s recently completed Red Lobster transaction will be used to fund the ASB Transactions.

Under the ASB Agreements, the Company is scheduled to pay an aggregate of $500 million to the Dealers in August 2014 and will receive an initial delivery of approximately 8.6 million shares in October 2014, which represents approximately 80% of the total shares that would be repurchased under the ASB Transactions based on current share prices. The total number of shares that the Company ultimately purchases in the ASB Transactions will be determined based on the average of the daily volume-weighted average share price of its common stock over the duration of the ASB Transactions, less an agreed discount, and is subject to certain adjustments under the agreements.

The agreements contemplate that final settlement is expected to occur in, or prior to, December 2014, although the completion date may be accelerated or, under certain circumstances, extended. At settlement, the Company may be entitled to receive additional shares of its common stock from a Dealer or, under certain circumstances, may be required to deliver shares or make a cash payment (at its option) to a Dealer.

The ASB Agreements contain the principal terms and provisions governing the ASB Transactions, including, but not limited to, the mechanism used to determine the number of shares of the Company’s common stock that will be delivered, the required timing of delivery of the shares, the specific circumstances under which the Dealers are permitted to make adjustments to the ASB Transactions, specific circumstances under which the ASB Transactions may be terminated early, and various acknowledgments, representations and warranties made by the Company and the Dealers to each another.

The foregoing description of the ASB Agreements does not purport to be complete and is qualified in its entirety by reference to the Master Confirmations and Supplemental Confirmations, which are filed hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Master Confirmation, by Goldman Sachs & Co. to Darden Restaurants, Inc., dated July 31, 2014
10.2	Master Confirmation, by Wells Fargo Bank, National Association to Darden Restaurants, Inc., dated July 31, 2014
10.3	Supplemental Confirmation, by Goldman Sachs & Co. to Darden Restaurants, Inc., dated July 31, 2014
10.4	Supplemental Confirmation, by Wells Fargo Bank, National Association to Darden Restaurants, Inc., dated July 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ C. Bradford Richmond
C. Bradford Richmond
Date: August 5, 2014		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Master Confirmation, by Goldman Sachs & Co. to Darden Restaurants, Inc., dated July 31, 2014
10.2	Master Confirmation, by Wells Fargo Bank, National Association to Darden Restaurants, Inc., dated July 31, 2014
10.3	Supplemental Confirmation, by Goldman Sachs & Co. to Darden Restaurants, Inc., dated July 31, 2014
10.4	Supplemental Confirmation, by Wells Fargo Bank, National Association to Darden Restaurants, Inc., dated July 31, 2014